Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-130903) and (Form S-3 No. 333-133909) of Hollywood Media Corp. and in the related Prospectuses, in the Registration Statements (Form S-8 No. 333-14659) and (Form S-8 No. 333-45098) pertaining to the 1993 Stock Option Plan, as amended, and the Directors Stock Option Plan, (Form S-8 No. 333-62152) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan, 401(k) Plan and the Director's Stock Option Plan, (Form S-8 No. 333-114176) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan as Amended October 30, 2003 and the Hollywood Media Corp. Directors Stock Option Plan as Amended May 1, 2003, (Form S-8 No. 333-124559) pertaining to the Hollywood Media Corp. 2004 Stock Incentive Plan and (Form S-8 No. 333-158223) pertaining to the Hollywood Media Corp. 401(k) Plan, of our report dated April 16, 2012 with respect to the consolidated financial statements of Hollywood Media Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Kaufman, Rossin & Co., P.A.

Miami, Florida

April 16, 2012